                                                                   EXHIBIT 99(B)

                                   AGREEMENT

     THIS AGREEMENT is made this 12th day of March, 1995, by and among United States Trust Company of New York ("U.S. Trust"), as trustee and investment manager of a trust established under the General Motors Hourly-Rate Employees Pension Plan (the "Hourly Plan"), Bankers Trust Company ("Bankers Trust"), as trustee and investment manager of a trust established under the General Motors Retirement Program for Salaried Employees (the "Salaried Plan"), and General Motors Corporation, a Delaware corporation ("General Motors"), with reference to the following facts:

     A. At the date hereof, U.S. Trust has investment management responsibility for approximately 190 million shares of Class E common stock, par value $0.10 per share ("Class E Common Stock"), of General Motors held by the Hourly Plan and has on this date entered into a registration rights agreement with General Motors (the "U.S. Trust Rights Agreement") that, among other things, permits U.S. Trust to require General Motors to register the Class E Common Stock held by the Hourly Plan for sale pursuant to underwritten public offerings.

     B. At the date hereof, Bankers Trust has investment management responsibility for approximately 9.1 million shares of Class E Common Stock held by the Salaried Plan and has entered into an exchange and registration rights agreement dated November 4, 1992 (the "Bankers Trust Rights Agreement"), which permits Bankers Trust to require General Motors to register the Class E Common Stock held by the Salaried Plan for sale pursuant to underwritten public offerings.

     C. U.S. Trust, Bankers Trust and General Motors are entering into this Agreement to coordinate the rights of U.S. Trust and Bankers Trust pursuant to their respective registration rights agreements so that the exercise by one party of its registration rights will not adversely affect the exercise by the other party of its registration rights.

     IN CONSIDERATION of the foregoing and the mutual agreements set forth below, U.S. Trust, Bankers Trust and General Motors agree as follows:

     1. Meaning of Certain Terms. (a) As used in this Agreement, the term "Class E Common Stock" includes any securities issued or issuable with respect to the Class E Common Stock in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date of this Agreement. In the event of any of the foregoing with respect to the Class E Common Stock or similar transaction affecting the Class E Common Stock, all references in this Agreement to the designation "Class E Common Stock" and to any specific number of shares of Class E Common Stock will be appropriately adjusted to give effect thereto and will include reference to all securities of the same class regardless of whether any such securities were issued or issuable with respect to the securities that previously constituted the Class E Common Stock.

     (b) As used in this Agreement, the term "General Motors" includes any successor issuer of the Class E Common Stock that is bound by the U.S. Trust Rights Agreement.

     2. Grant of Piggyback Rights. In the event that U.S. Trust proposes to make a demand under the U.S. Trust Rights Agreement on General Motors to register under the Securities Act of 1933, as amended (the "Act"), any shares of Class E Common Stock held by the Hourly Plan in an underwritten public offering to the general public (other than pursuant to U.S. Trust's exercise of its piggyback registration rights under the U.S. Trust Rights Agreement), U.S. Trust will give Bankers Trust written notice of the demand simultaneously with its written demand to General Motors. Bankers Trust will give U.S. Trust and General Motors written notice within 15 days thereafter of the number of shares of Class E Common Stock (up to a maximum of 3,000,000 shares), if any, it desires to sell, and the noticed shares will be included in such registration. If such offering is to be made pursuant to a shelf registration statement under the U.S. Trust Rights Agreement, U.S. Trust agrees that the time periods applicable to such offering under the U.S. Trust Rights Agreement will be extended in order to permit the shares to be sold by Bankers Trust as contemplated under this

Agreement to be included in such registration statement. U.S. Trust may select the lead underwriter and the co-manager or co-managers to administer the offering as described in the U.S. Trust Rights Agreement, and Bankers Trust will have no rights with respect thereto. Nothing in this Agreement will limit the right of General Motors under the U.S. Trust Rights Agreement to postpone or the right of U.S. Trust to withdraw or cancel a demand registration or any offering pursuant to a demand registration (without regard to whether a registration statement has been filed or has been declared effective), and Bankers Trust will be bound by U.S. Trust's decision. U.S. Trust will use its best efforts to cause the underwriting agreement to provide that all obligations of the selling shareholders are several, and not joint and several, in proportion to the amount of securities being sold by each of them, except that if U.S. Trust decides to cancel the offering, U.S. Trust will be solely responsible for such decision. Notwithstanding any notice by Bankers Trust as provided above to have any shares included in a registration statement, Bankers Trust may, without liability to U.S. Trust, elect not to sell any such shares at any time until the underwriting agreement covering such shares has been executed by Bankers Trust.

     3. Holdback Period. (a) Except for the exercise of its piggyback rights as set forth in paragraph 2 above, Bankers Trust agrees that it will not make any public sale, transfer or other disposition in the United States (including without limitation any sale pursuant to Rule 144 under the Act) of any Class E Common Stock (or securities convertible into or exchangeable or exercisable for Class E Common Stock) held by or on behalf of the Salaried Plan during the period beginning with the date of any written notice from U.S. Trust of U.S. Trust's proposal to register Class E Common Stock held by the Hourly Plan and ending on the 90th day after the effectiveness pursuant to the Act of the registration statement filed in connection with such registration or, in the case of a shelf registration statement, the 90th day after the commencement of the distribution in connection with such registered offering, unless, in either such case, the underwriter administrating such offering agrees to a shorter time period. If U.S. Trust decides not to proceed with a proposed registration with respect to which it has given notice to Bankers Trust under paragraph 2 above, it will promptly notify Bankers Trust, and upon receipt of such notification, Bankers Trust will be relieved of the restrictions of this paragraph 3(a).

     (b) Bankers Trust will give U.S. Trust written notice of its intention to cause General Motors to register under the Act pursuant to the Bankers Trust Rights Agreement any shares of Class E Common Stock held by the Salaried Plan simultaneously with its written demand to General Motors for such registration. U.S. Trust agrees that it will not make any public sale, transfer or other disposition in the United States (including without limitation any sale pursuant to Rule 144 under the Act) of any Class E Common Stock (or securities convertible into or exchangeable or exercisable for Class E Common Stock) held by the Hourly Plan during the period beginning with the date of any written notice from Bankers Trust of Bankers Trust's proposal to so register Class E Common Stock held by the Salaried Plan and ending on the 90th day after the effectiveness pursuant to the Act of the registration statement filed in connection with such registration or, in the case of a shelf registration statement, the 90th day after the commencement of the distribution in connection with such registered offering unless the underwriter administering such offering agrees to a shorter time period, without the written consent of Bankers Trust. If Bankers Trust decides not to proceed with a proposed registration with respect to which it has given notice to U.S. Trust under this paragraph 3(b), it will promptly notify U.S. Trust, and upon receipt of such notification, U.S. Trust will be relieved of the restrictions of this paragraph 3(b).

     4. Agreement of General Motors. General Motors and Bankers Trust agree that the exercise by Bankers Trust of its piggyback rights under paragraph 2 of this Agreement will be considered the equivalent of a demand registration under
Section 7 of the Bankers Trust Rights Agreement and that, except as expressly otherwise provided herein, all of the terms of the Bankers Trust Rights Agreement will remain in full force and effect. With respect to any such registration in which Bankers Trust and the Salaried Plan participate, General Motors also agrees to indemnify Bankers Trust and the Salaried Plan to the same extent as provided in Section 7 of the Bankers Trust Rights Agreement.

     5. Termination of Agreement. This Agreement will terminate upon the earliest of (i) the date that the Salaried Plan no longer holds any shares of Class E Common Stock that were held on the date of this Agreement determined on a "first-in, first-out" basis, (ii) the date on which the Hourly Plan holds less than 2% of the aggregate number of shares of Class E Common Stock then outstanding or (iii) the date, if any, on which the Salaried Plan receives shares of capital stock of Electronic Data Systems Corporation that are registered under the Act in exchange for its shares of Class E Common Stock.

     6. Cooperation. Each party to this Agreement will take such further action and execute such additional documents as may be reasonably requested by any other party in order to carry out the purposes of this Agreement.

     7. Miscellaneous. (a) All notices provided for or permitted in this Agreement will be in writing and will be made by hand delivery, by registered or certified first-class mail, return receipt requested, overnight courier or facsimile transmission:

       (i)  If to U.S. Trust:

            United States Trust Company of New York
            114 West 47th Street
            New York, New York 10036
            Attention:   Senior Vice President and
                         General Counsel
            Telephone:   (212) 852-1302
            Facsimile:   (212) 852-1310

            with copies to:
            UST Fiduciary Services, Ltd.
            Suite 1080 East
            1300 Eye Street N.W.
            Washington, D.C 20005
            Attention:   Norman P. Goldberg
                         Senior Vice President
            Telephone:   (202) 326-7510
            Facsimile:   (202) 326-7515

       (ii) If to Bankers Trust:

            Bankers Trust Company
            130 Liberty Street
            New York, New York 10006
            Attention:   Arnold Shindler
                         Vice President
            Telephone:   (212) 250-9866
            Facsimile:   (212) 250-9857

            with copies to:

            Bankers Trust Company
            130 Liberty Street
            New York, New York 10006
            Attention:   Blu Putnam
                         Managing Director
            Telephone:   (212) 250-2737
            Facsimile:   (212) 250-0900

          (iii) If to General Motors:

                General Motors Corporation
                767 Fifth Avenue
                New York, New York 10153
                Attention:   Treasurer
                Telephone:   (212) 418-3500
                Facsimile:   (212) 418-3695

                With copies to:

                General Motors Corporation
                Legal Staff
                3031 West Grand Boulevard
                Detroit, Michigan 48202
                Attention:   Warren G. Andersen, Esq.
                Telephone:   (313) 974-1528
                Facsimile:   (313) 974-0685

All notices will be deemed to have been duly given and received: when delivered by hand, if hand delivered; the fifth business day after being deposited in the mail, registered or certified, return receipt requested, first class postage prepaid, or earlier business day actually received, if mailed; the first business day after being deposited with an overnight courier, postage prepaid, if by overnight courier; upon oral confirmation of receipt, if by facsimile transmission. Each party agrees to confirm promptly the receipt of all notices.

     (b) This Agreement may be executed in counterparts and will be deemed to have been duly executed and delivered by the parties when each party has executed a counterpart of the Agreement and delivered an original or facsimile copy to the other parties. Each such counterpart will be deemed to be an original, and all counterparts together will constitute one and the same instrument.

     (c) This Agreement will be binding upon and will inure to the benefit of and be enforceable by each of the parties and their successors, including without limitation the successor trustees or investment managers of the Hourly Plan and the Salaried Plan acting with respect to the Class E Common Stock held by the Hourly Plan and the Salaried Plan, respectively. In addition, General Motors agrees to cause this Agreement to be binding upon a successor issuer and to be included in the Succession Agreement described in Section 12(a) of the U.S. Trust Rights Agreement. Except for assignment to a successor issuer, trustee or investment manager as stated above, none of the rights or obligations under this Agreement will be assigned by a party without the consent of the other parties.

     (d) This Agreement is for the sole and exclusive benefit of General Motors and of the Hourly Plan and the Salaried Plan and their respective trustees and investment managers acting upon behalf of such Plans and any other persons entitled to rights under the U.S. Trust Rights Agreement or the Bankers Trust Rights Agreement with respect to the Class E Common Stock. Nothing in this Agreement will be construed to give any other person any legal or equitable right, remedy or claim under this Agreement.

     (e) This Agreement may not be amended, modified or supplemented except by a writing signed by all parties.

     (f) All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal laws (and not the laws of conflict) of the State of New York, except to the extent that the laws of the state or jurisdiction of incorporation or organization of the issuer of the Class E Common Stock from time to time specifically apply to questions concerning the relative rights of the issuer of the Class E Common Stock and the stockholders of the issuer in their capacities as such.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                            UNITED STATES TRUST COMPANY OF NEW
                                            YORK, as Trustee of the General
                                            Motors Corporation Hourly-Rate
                                            Employees Pension Plan

                                            By /s/  NORMAN P. GOLDBERG
                                               --------------------------------
                                               Name:  Norman P. Goldberg
                                                      Authorized Agent

                                            BANKERS TRUST COMPANY, as Trustee of
                                            the General Motors Corporation
                                            Retirement Program for Salaried
                                            Employees

                                            By /s/  FRANK SALERNO
                                               --------------------------------
                                               Name:  Frank Salerno
                                                      Managing Director

                                            GENERAL MOTORS CORPORATION

                                            By /s/  HEIDI KUNZ
                                               --------------------------------
                                               Name:  Heidi Kunz
                                                      Vice President and
                                                      Treasurer